                                                                    Exhibit 10.8


                         AMENDMENT TO LEASE AGREEMENT
                       (Modification of terms and rents)

The purpose of this Amendment, dated October 29, 1998 is to add approximately 26,846 square feet, as noted in Exhibit "A", and as modify the terms of the Lease as noted below, between Cottonwood Land and Farms, Ltd., "LESSOR," and Carrier Access Corporation, "LESSEE," for the Premises located at 5395 Pearl Parkway, Boulder, CO.

This Amendment modifies the term of the Lease Agreement, dated
June 1, 1995 as referenced in Paragraph 2, Amendment to Lease
Agreement dated September 20, 1995 and all other written
Agreements, and provides for the rent schedule1 Paragraph 31, and terms to be modified.

Lessor has agreed to construct an expansion of the Premises for Lessee, and this Amendment sets forth modifications to the Lease to account for such expansion space.

The Lessor hereby leases the expansion Premises (as shown in Exhibit "A") to the Lessee, and the Lessee hereby leases the expansion Premises from the Lessor, for a term commencing at 12:01 A.M. on the 1st day of April, 1999 as to the second floor mezzanine and 12:01 AM. on the ~ day of November, 1999 to the two story addition and ending at 11:59 P.M. on the 31st day of March, 2009 unless sooner terminated as herein set forth. The Lessee agrees to pay Lessor as rent, in addition to the original Rent Schedule outlined in the Amendment to Lease Agreement dated September 20, 1995, for the expansion premises according to the terms of the RENT SCHEDULE below:

April 1, 1999             through October 31, 1999          $2,646.00 per month
Nov. 1, 1999              through March 30, 2000            $21,141.00 per month

April 1, 2000             through March 31, 2001            $22,198.00 per month
April 1, 2001             through March 31, 2002            $23,308.00 per month
April 1, 2002             through March 31, 2003            $24,474.00 per month
April 1, 2003             through March 31, 2004            $25,697.00 per month
April 1, 2004             through March 31, 2005            $26,982.00 per month
April 1, 2005             through March 31, 2006            $28,331.00 per month
April 1, 2006             through March 31, 2007            $29,748.00 per month
April 1, 2007             through March 31, 2008            $31,235.00 per month
April 1, 2008             through March 31, 2009            $32,797.00 per month


Paragraph 10. Additional Rent. Operating multiplier shall continue to be 100%.

It is agreed by both parties that the attached exhibits shall serve as construction documents to add a two story addition and a second floor mezzanine to the existing building, at 5395 Pearl Parkway. The Exhibits describe, in detail, the tenant finishes, HVAC, electrical and other details of the project. Lessor and Lessee agree if additions are made to the finishes or if changes are made to the construction described in the attached Exhibits, which result in additional cost to the project, Lessee shall be responsible to pay Quinlan Construction directly for the charges. Under no circumstance can the core and shell nor any landscaping, parking etc. connected with the core and shell permit, be changed. This paragraph is confined to changes made to the Lessees finishes i.e. office locations and number of fixed wall offices or walled off areas, lighting, electrical, HVAC1 etc. It is also agreed by both parties that if any changes are made to the original scope of the project, as outlined in the attached exhibits, Lessor must approve those changes in writing and in advance.

See Insert A

Lessee will make available that portion of the existing building necessary to finish construction on the second floor mezzanine by December31, 1998. Likewise, Lessee will not interfere or request delays with the start of construction on April 1, 1999 on the two story addition. Time is of the essence in completing both portions of the project. Loss of the permit due to Lessee non-performance shall constitute Lessee being liable for all damages Lessor suffers as a result thereof.

Based on a January 1, 1999 start date, occupancy of the second floor mezzanine shall be April 1, 1999, rent shall start on April 1, 1999. If Lessor can not get a temporary certificate of occupancy from the City of Boulder on or before April 1, 1999, for the second floor mezzanine, then rent shall start upon obtaining the certificate. Occupancy of the two story addition shall be November 1,1999, based on a April 1, 1999 start date, rent for this portion of the project shall start on November 1, 1999. If Lessor can not get a certificate of occupancy from the City of Boulder on or before November 1, 1999 then rent shall start upon obtaining the certificate.

It is agreed by both parties that by mutual written agreement the start of construction, occupancy and the start of rent, for the mezzanine and/or two story addition, can be moved forward.

Lessee desires to pay for the tenant improvements on the addition and second floor mezzanine instead of having such costs amortized over the term of the Lease. The amount for these improvements is $516,280.00. Lessee agrees to pay Lessor in three equal installments as follows; $172,093.00 January 1, 1999, $172,093.00 April 1, 1999, $172,094.00 August 1, 1999. Failure to make these payments when due shall constitute a default and Lessee shall be liable for reasonable late fees and at the option of Lessor the rent schedule being adjusted back to the rent schedule which reflects these charges being included and amortized over the term of the Lease.

If Lessor obtains additional land, adjacent and which abuts to the Lessee's premises property in the next 24 months, Lessor agrees to provide Lessee a first right of offer on any prospective building(s) which may be built in the near future. The intent is to construct additional building(s) on the potential property, which may be leased by Lessee. A first right of offer on the potential property does not guarantee the ability of the Lessor to construct a building(s) on the property and Lessor shall bear no obligations to do so. Simply stated, if the opportunity arises and Lessee is interested, Lessor will extend a first right of offer to Lessee. Lessee shall have thirty (30) days in which to respond. Failure by Lessee to accept Lessor's offer within said time period shall void its "right of offer'1.

Lessee shall have an option to extend the original Lease Agreement dated June 1, 1995 and as amended on September 20, 1995, for the original Premises of approximately 37,280+1- square feet, through December 2008. Lessee shall notify Lessor, in writing, at least one (1) year prior to the end of the original Lease Agreement and Amendment to Lease Agreement of its intent to exercise this option to extend. Failure to notify Lessor, in said time period, shall void Lessees rights to extend the Lease. Rent for the option to extend shall be as follows.

Rent Schedule for option:

January 1, 2006   through December 31, 2006   $48,700.00 per month
January 1, 2007   through December 31, 2007   $51,135.00 per month
January 1, 2008   through December 31, 2008   $53,692.00 per month

Force Majeure.   In the event that Lessor shall be delayed or hindered in, or prevented from, the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, the inability to obtain building inspections, approvals, or permits, stop work orders, the inability to obtain a certificate of occupancy, failure of power or unavailability of utilities, riots, insurrection, war or other reason of like nature not the fault of Lessor or not within its control, the performance of such acts shall be excused for the period of delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay (including extension of both the commencement and termination dates of this Lease); provided, however, that if Lessee is not in any way responsible for the delay and does not have use or occupancy of the Premises during the period of delay, the rent payable hereunder shall be abated for such period of delay.

All other terms and conditions of the original Lease, all Amendments and all other written agreements are to remain in full force and effect

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals this date and year above written.

       LESSOR:  Cottonwood Land and Farms, Ltd.
           BY:       /s/ Richard L. Hedges
                -------------------------------


       LESSEE:  Carrier Access Corporation
           BY:       /s/ Nancy Pierce
                -------------------------------
          ITS:       CFO
                -------------------------------

                               Amendment Summary

                          Carrier Access Corporation



Total square feet (approximate):          26,846+-
Cost per square foot (first year):        $9.45 Triple Net
Yearly escalator:                         5%
Length of lease:                          10 years
Damage deposit:                           NA
NNN%:                                     100%
Occupancy:                                April 1, 1999 (Mezzanine)
                                          November 1 1999 (2 story Add.)
Utilities:                                Direct
Commission:                               NA

Other:       Option to extend original Lease for 3 years (37,280+1-).

             $/month         $/sq. ft.     Esc.
Year #1      $21,141         $ 9.45        5%
Year #2      $22,198         $ 9.92        5%
Year #3      $23,308         $10.41        5%
Year #4      $24,474         $10.93        5%
Year #5      $25,697         $11.48        5%
Year #6      $26,982         $12.06        5%
Year #7      $28,331         $12.66        5%
Year #8      $29,748         $13.29        5%
Year #9      $31,235         $13.96        5%
Year #10     $32,797         $14.66        5%

THIS PAGE IS PROVIDED AS A SUMMARY OF THE LEASE AMENDMENT. IF THERE IS ANY INCONSISTENCY BETWEEN THE LEASE SUMMARY AND THE LEASE AMENDMENT THE LEASE AMENDMENT SHALL BE THE CONTROLLING DOCUMENT.

                 THIS PAGE IS NOT PART OF THE LEASE AMANDMENT.
                              ---

                                    Insert A

Furthermore, Lessor agrees that if finishes are deleted from the final project or changes are made which result in a reduction of cost to the project, as described in the attached Exhibits, that those savings can be applied to the charges made for changes or additions by the Lessee.

                                                 /s/ Nancy Pierce
                                            ---------------------

                                            /s/ Richard L. Hedges
                                            ---------------------